Exhibit 5.1
                               Nixon Peabody LLP
                                 Clinton Square
                                 P.O. Box 31051
                         Rochester, New York 14603-1051
                                 (585) 263-1000
                               Fax: (585) 263-1600



                                 March 11, 2002



Financial Institutions, Inc.
220 Liberty Street
Warsaw, New York 14569

Dear Ladies and Gentlemen:

         We have acted as counsel to Financial Institutions, Inc., a New York corporation (the "Company"), in connection with a Registration Statement on Form S-4, File Number 333-81960 as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of up to 75,000 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock") which may be issued in connection with the merger of the Company's wholly owned subsidiary, FI Acquisition, III, Inc., into the Bank of Avoca pursuant to an Agreement and Plan of Merger Dated as of January 11, 2002 among Financial Institutions, Inc., FI Acquisition III, Inc. and the Bank of Avoca (the "Merger Agreement"). This opinion is being delivered to you in connection with the Registration Statement.

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof, (ii) the By-laws of the Company, as amended to the date hereof, and (iii) certified copies of certain resolutions duly adopted by the Board of Directors of the Company.

         As to factual matters material to the opinions set forth below we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement and in such certificates of government officials and officers of the Company as we have deemed necessary for the purpose of the opinions expressed herein. The opinions stated herein are limited to the federal laws of the United States and the laws of the State of New York.

         Based upon and subject to the conditions and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and the shares

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Financial Institutions, Inc.
March 11, 2002
Page 2


of Common Stock have been issued in accordance with the Merger Agreement, the shares of Common Stock issued will be duly authorized, validly issued, fully paid and non-assessable, subject to Section 630 of the New York State Business Corporation Law.

         We hereby consent to the reference to us under the caption "LEGAL MATTERS" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.

                                                Very truly yours,



                                                /s/Nixon Peabody LLP